Exhibit 23.4

Jingtian & Gongcheng

34/F, Tower 3, China Central Place

77 Jianguo Road, Chaoyang District, Beijing China

To:

NaaS Technology Inc.

Newlink Center, Area G,

Building 7, Huitong Times Square,

No.1 Yaojiayuan South Road,

Chaoyang District,

Beijing, China

July 28, 2023

Dear Sir or Madam,

We, Jingtian & Gongcheng, refer to the Form F-3 (the “F-3”) of NaaS Technology Inc. (the “Company”), which will be filed with the Securities and Exchange Commission (the “SEC”) on or around July 28, 2023.

We, being the PRC legal advisor to the Company in connection with the F-3, hereby give our consent, and confirm that we have not withdrawn our consent, to include our name, opinions, advice, confirmations and/or summaries of the same in the F-3, and the references to our name, opinions, advice and/or confirmations in the form and context in which they respectively appear in the F-3.

We also hereby consent to the filing of this consent letter and our opinion dated July 28, 2023 in connection with the F-3 with the SEC as exhibits to the F-3.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng